Exhibit 99.1

Contacts:	Lorne E. Phillips, CFO Pioneer Drilling Company (210) 828-7689 Lisa Elliott / lelliott@drg-l.com Anne Pearson / apearson@drg-l.com DRG&L / (713) 529-6600
FOR IMMEDIATE RELEASE

Pioneer Drilling Company
Announces Completion of Exchange Offer

SAN ANTONIO, Texas, July 18, 2012 - Pioneer Drilling Company, Inc. (NYSE: PDC) announced today that it has completed the offer to exchange up to $175 million of its 9.875% Senior Notes due 2018, which have not been registered under the Securities Act of 1933 for a like principal amount of its 9.875% Senior Notes due 2018, which have been registered under the Securities Act of 1933.
The Company received tenders for all $175 million in aggregate principal amount of the 9.875% Senior Notes due 2018, which were exchanged for $175 million of 9.875% Senior Notes due 2018, which have been registered under the Securities Act of 1933.
About Pioneer
Pioneer Drilling Company provides contract land drilling services to independent and major oil and gas operators in Texas, Louisiana, the Mid-Continent, Rocky Mountain and Appalachian regions and internationally in Colombia through its Pioneer Drilling Services Division. Pioneer also provides well services, wireline, coiled tubing and fishing and rental services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent, Rocky Mountain and Appalachian regions through its Pioneer Production Services Division.
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